SHAREHOLDER JOINDER AND INDEMNITY AGREEMENT


     This  SHAREHOLDER  JOINDER AND  INDEMNITY  AGREEMENT  is entered into as of
April 1, 2000 (this "Agreement"), among the shareholders of Car Rental Direct.com, Inc., a corporation organized under the laws the State of Nevada (the "Company"), listed on Annex I hereto (the "Joining Shareholders"), Brian Woods, Keenan Cheung and GenesisIntermedia.com, Inc., a corporation organized under the laws of State of Delaware (the "Purchaser").


     In consideration of (a) the consideration to be paid by the Purchaser to the Joining Shareholders under the Stock Purchase Agreement, dated as of April 1, 2000, among the Company, Brian Woods, Keenan Cheung and the Purchaser (the "Purchase Agreement"), and (b) the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


SECTION 1. JOINDER.


     Section 1.1. Joinder to Purchase Agreement. Each of the Joining Shareholders, jointly and severally with all other Joining Shareholders and Brian Woods and Keenan Cheung (collectively, the "Company Shareholders"), hereby agrees to join in the Purchase Agreement as an integral party thereto and further agrees that all references in the Purchase Agreement to a "Stockholder" or to the "Stockholders" shall be deemed to include such Joining Shareholder as if such Joining Shareholder had been an original party to the Purchase Agreement.

     Section 1.2. Representations and Warranties of Joining Shareholders. Each Joining Shareholder, jointly and severally with all other Company Shareholders, represents and warrants to the Purchaser that each of the representations and warranties set forth in Section 4 of the Purchase Agreement is true and correct, and, without limiting the forgoing, each Joining Shareholder specifically represents and warrants to the Purchaser that the representations and warranties set forth in Section 4.33 of the Purchase Agreement is true and correct with respect to such Joining Shareholder.


     Section 1.3. Representations and Warranties of All Shareholders. Each Joining Shareholder, Brian Woods and Keenan Cheung, jointly and severally with all other Company Shareholders, represents and warrants to the Purchaser that the authorized and issued capital of the Company immediately prior to the Closing (as defined in the Purchase Agreement) is as set forth in Annex II to this Agreement.


     Section 1.4. Indemnity. Each Joining Shareholder, jointly and severally with all other Company Shareholders, agrees to (a) indemnify the Purchaser, its Affiliates and Representatives (as each term is defined in the Purchase Agreement) as if the Joining Shareholder was a Stockholder under and in accordance with Section 9 of the Purchase Agreement, as if such Section was set forth herein, and (b) to be bound by the provisions set forth in Section 6 of the Purchase Agreement, as if each such Section was set forth herein.

SECTION 2. NOTICES.


         All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


If to any Company Shareholder:
                  In care of the Company


If to the Company, to:
                  Car Rental Direct.com, Inc.
                  765 The City Drive #105
                  Orange, CA 92868
                  Attn: Brian Woods
                  Fax : (___) ___-____

If to the Purchaser, to:
                  GenesisIntermedia.com, Inc.
                  5805 Sepulveda Blvd., 4th Floor
                  Van Nuys, CA 91411
                  Attn: Ramy El-Batrawi
                  Fax : (818) 902-4301


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.


SECTION 3. INTERPRETATION.

     This Agreement shall be governed by and construed in accordance with the laws of State of California.

SECTION 4. ENTIRE AGREEMENT; MODIFICATION.

     This Agreement constitutes the entire agreement between the parties, and may be changed only by an agreement in writing signed by the parties.

SECTION 5. HEADINGS.

     Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

SECTION 6. ARBITRATION.

     Any and all disputes arising out of or in connection with the negotiation, execution, or interpretation of this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association by a single arbitrator familiar with the securities industry. The arbitration will be held in the City of Los Angeles, California, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be as awarded by the arbitrator. Each party will pay their own attorneys' fees and costs, unless otherwise determined by the arbitrator.

                         [Signatures on following page]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                           THE COMPANY:     CAR RENTAL DIRECT.COM, INC.,
                                             a corporation organized under the
                                             laws of State of Nevada


                                             By: _______________________________
                                                   Name:
                                                  Title:

                           THE PURCHASER:   GENESISINTERMEDIA.COM, INC.,
                                            a corporation organized under the
                                            laws of Delaware


                                            By: _______________________________
                                                   Name:
                                                   Title:



COMPANY SHAREHOLDERS:      As executed on the signature pages attached hereto.

COMPANY SHAREHOLDERS:                       GEORGE WRIGHT


                                            ---------------------------

                                            PRESTON TYREE


                                            ---------------------------

                                            TIGE YEARGIN


                                            ---------------------------

                                            FRED CHEUNG


                                            ---------------------------

                                            JACQUELINE TRAY


                                            ---------------------------

                                            OLIN L. DIXON


                                            ---------------------------

                                            MORGAN NIKO, INC.


                                            By: _______________________
                                                  Name:
                                                  Title:

                                            MARCUS LUNA


                                            ---------------------------

                                     Annex I
                              Joining Shareholders

         1.       George Wright
         2.       Preston Tyree
         3.       Tige Yeargin
         4.       Fred Cheung
         5.       Jacqueline Tray
         6.       Olin L. Dixon
         7.       Morgan Niko, Inc.
         8.       Marcus Luna

                                    Annex II
                             Company Capitalization

Authorized capital stock of Company:

         _________ shares of common stock par value $______ per share

Shares are issued and outstanding:

         _________ shares of common stock par value $______ per share

Shareholders                                         Number of Shares

Brian Woods
Keenan Cheung
George Wright
Preston Tyree
Tige Yeargin
Fred Cheung
Jacqueline Tray
Olin L. Dixon
Morgan Niko, Inc.
Marcus Luna